UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2018

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 America Center Drive, 6th Floor, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 23, 2018, Viavi Solutions Inc. (the “Company”) issued a press release announcing the entry into privately negotiated agreements with certain holders of its 0.625% Senior Convertible Notes due 2033 (the “2033 Notes”) pursuant to which the Company will exchange $151.5 million aggregate principal amount of 2033 Notes for $155.5 million aggregate principal amount of newly issued 1.75% Senior Convertible Notes due 2023 (the “New Notes”) (the “Exchange Transactions”). The press release also announced the entry into subscription agreements pursuant to which the Company has agreed to sell in a private placement to institutional accredited investors $69.5 million aggregate principal amount of New Notes (the “Private Placement”). In exchange for issuing New Notes pursuant to the Exchange Transactions, the Company will receive and cancel the exchanged 2033 Notes. The Company intends to use the net cash proceeds from the Private Placement for general corporate purposes. The Exchange Transactions and Private Placement are expected to close concurrently on or about May 29, 2018, subject to customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued by VIAVI on May 23, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Amar Maletira
	Name:	Amar Maletira
	Title:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

May 23, 2018